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                                  EXHIBIT 10.01

                              FORBEARANCE AGREEMENT







                                      23

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                                                           CREDIT ADMINISTRATION
                                                           3800 Howard Hughes
                                                           Parkway
WELLS                                                      54733-034 MAC
FARGO                     FORBEARANCE AGREEMENT            Las Vegas, NV 89109


         This FORBEARANCE AGREEMENT, is entered into as of the __9__ day of April, 2001, between Paul-Son Gaming Supplies, a Nevada corporation ("Borrower") and Wells Fargo Bank Nevada, N.A., successor-in-interest to Norwest Bank Nevada, N.A. (hereinafter collectively referred to as "Lender").


                                   WITNESSETH


         A. On or about November 14, 1997, Lender extended to Borrower a loan (Loan No. 5965582834-18) in the original principal amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) ("Credit Facility 1"). Credit Facility 1 is evidenced by a Promissory Note dated November 14, 1997 in the original principal amount of One Million Eight Hundred Thousand And No/100 Dollars ($1,800,000.00) ("Note 1"), and is secured, in part, by a Deed of Trust dated November 14, 1997, and recorded on November 20, 1997 as Instrument No. 00156 in Book 971120 of the official records of the County Recorder of Clark County, Nevada. Note 1 is also secured, in part, by that certain Continuing Security Agreement dated November 14, 1997, executed by Borrower in favor of Bank ("Security Agreement").

         B. On or about or October 23, 1998, a second loan (Loan No. 5965582834-26) was extended to Borrower in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) ("Credit Facility 2"). Credit Facility 2 is evidenced by a Promissory Note dated October 23, 1998 in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) ("Note 2"), and is secured, in part, by a Deed of Trust dated October 23, 1998, and recorded in the Clark County Recorder's office on November 4, 1998 as Instrument No. 103 in Book No. 981104.

         C. The terms of the loans evidenced by Notes 1 and 2 are further governed by various documents, including, but not limited to, that certain Letter Loan Agreement dated November 14, 1997 (the "Loan Agreement"), as amended and a forebearance agreement dated June 2000. The Notes, the referenced Deeds of Trusts, the Loan Agreement, and the Continuing Security Agreement, and the other documents executed in connection therewith are collectively referred to hereinafter as the "Loan Documents."

         D. As of April 9, 2001, there was outstanding under Credit Facility 1 the principal amount of $345,670.68. Interest at the non-default rate stated in Note 1 has accrued and remains unpaid as of April 9, 2001 in the amount of $3,071.22.

         E. As of April 9, 2001, there was outstanding under Credit Facility 2 the principal amount of $97,222.19. Interest at the non-default rate stated in Note 2 has accrued and remains unpaid as of April 9, 2001 in the amount of $433.06.

         F. As of the end of Borrower's fiscal year on May 31, 2000, Borrower is in

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default under the terms of the Loan Documents as Borrower is in violation of certain financial covenants (specifically the "profitability covenant") set forth in the Loan Agreement.

         G. Notwithstanding that Borrower is in default under the Loan Documents, Borrower has requested that Lender forbear from enforcing its rights under the terms of the Loan Documents for a period of time, and Lender has agreed to forbear from exercising such rights according to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The parties agree and acknowledge that under the terms of the Loan Documents governing Credit Facility 1 that there is presently due and owing the outstanding principal amount of $345,670.68, plus accrued and unpaid interest at the non-default rate stated in the Note as of April 9, 2001 in the amount of $3,071.22. The parties further agree that there are no offsets or defenses to the terms of the Note 1 or the other Loan Documents with respect to the foregoing amounts owing under Credit Facility 1.

         2. The parties agree and acknowledge that under the terms of the Loan Documents governing Credit Facility 2 that there is presently due and owing the outstanding principal amount of $97,222.19, plus accrued and unpaid interest at the non-default rate stated in the Note as of April 9, 2001 in the amount of $433.06. The parties further agree that there are no offsets or defenses to the terms of the Note 2 or the other Loan Documents with respect to the foregoing amounts owing under Credit Facility 2.

         3. IN ADDITION TO THE AMOUNTS REQUIRED TO BE PAID TO LENDER UNDER THE TERMS OF NOTES 1 AND 2 (AND THE REMAINING LOAN DOCUMENTS), beginning on April 15, 2001 and continuing on or before the fifteenth (15th) day of each succeeding month Borrower shall pay to Lender the amount of Fifty Thousand and No/100 Dollars ($50,000) to be applied to reduce the outstanding principal balance of Credit Facility 1 until the earlier of the "Maturity Date" of Note 1 or the date that all amounts owing under Note 1 have been paid in full.

         4. Provided that Borrower makes all payments set forth in No. 3 above, and performs all of the remaining obligations set forth in the Loan Documents, Lender will forbear through the "Maturity Date(s)" of Notes 1 and 2 from enforcing its rights under the terms of the Loan Documents relating to all the financial covenants. In the event that all of the obligations set forth herein (and in the Loan Documents, unless limited hereby) are not timely performed by Borrower, Lender may immediately enforce all of its rights and remedies under the Loan Documents. Borrower and Lender agree that time is of the essence with respect to all of the obligations of Borrower arising hereunder and under the Loan Documents.

         5. Borrower does fully release, acquit and forever discharge Lender, its parent and affiliated corporations, and all of its officers, directors, shareholders, agents,

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employees, insurers, successors, and assigns (all of the foregoing being hereinafter included within the term "Lender"), of and from all known and unknown claims, actions, causes of action and suits for damages, at law or in equity, including loss of compensation, or ANY other claims of any kind or nature relating to the Notes 1 and 2, the Loan Agreement or any of the other Loan Documents and accruing in favor of Borrower (if any) prior to the date of the execution of this Agreement.

         6. Borrower and Lender hereby confirm and agree that present or future rights, remedies, benefits or powers belonging to Lender, whether arising under Notes 1 or 2, the Loan Agreement or under any other Loan Document, shall not be affected, prejudiced or restricted by this Agreement, unless specifically set forth herein.

         7. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         8. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Agreement.

         9. This Agreement may be executed in counterparts, all of which when considered together shall constitute an original document.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

BORROWER:                              LENDER:

Paul-Son Gaming Supplies,              Wells Fargo Bank Nevada, N.A.
a Nevada corporation



By:  /s/ Eric P. Endy                  By:  /s/ Daron Thom
     ---------------------------            -----------------------------------
     Eric P. Endy                           Daron Thom
Its: President                         Its: Assistant Vice President